UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 21, 2025, Privia Health Group, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting, the Company’s stockholders approved all three proposals.
Proposal No. 1: Election of directors.
The following three nominees were elected to serve as Class III directors for a term expiring at the Company’s 2028 Annual Meeting of Stockholders, or until such director's respective successor is duly elected and qualified or such director's earlier death, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Pamela Kimmet	105,357,682	1,261,343	4,768,808
Patricia Maryland	105,882,389	736,636	4,768,808
Shawn Morris	102,054,977	4,564,048	4,768,808
Proposal No. 2: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
The Company’s stockholders approved, on a non-binding basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,145,830	1,431,629	41,566	4,768,808
Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
The appointment of PricewaterhouseCoopers LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,333,432	18,508	35,893	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: May 22, 2024	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer